As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FUNKO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	35-2593276
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

Telephone: (425) 783-3616

(Address of principal executive offices) (Zip code)

Funko, Inc. 2019 Incentive Award Plan

(Full title of the plan)

Tracy D. Daw

Chief Legal Officer and Secretary

Funko, Inc.

2802 Wetmore Avenue

Everett, Washington 98201

Telephone: (425) 783-3616

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

With copies to:

Benjamin Cohen

Jenna Cooper

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,162,618 shares of the Registrant’s Class A common stock to be issued pursuant to the Funko, Inc. 2019 Incentive Award Plan (“2019 Plan”), and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of Registration Statements on Form S-8 (File Nos. 333-270186, 333-234456 and 333-266175), filed with the Securities and Exchange Commission, relating to the 2019 Plan, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, dated November 1, 2017 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-221390) filed on November 7, 2017)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Funko, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274) filed on August 3. 2023).

4.3	Amended and Restated Bylaws of the Registrant, dated December 22, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38274) filed on December 26, 2023)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38274), filed on June 27, 2019).

99.1.1	Form of Option Award Agreement under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 5, 2021).

99.1.2	Form of Restricted Stock Unit Award Agreement under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 5, 2021).

99.1.3	Form of Director Option Award Agreement under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 5, 2021).

99.1.4	Form of Director Restricted Stock Unit Award Agreement under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 5, 2021).

99.1.5	Form of Restricted Stock Unit Award Agreement for U.K. Employees under the Funko, Inc. 2019 Incentive Award Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 4, 2022).

99.1.6	Form of Option Award Agreement for U.K. Employees under the Funko, Inc. 2019 Incentive Award Plan. (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38274), filed on August 4, 2022).

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on March 7, 2024.

FUNKO, INC.

By:	/s/ Michael Lunsford
Michael Lunsford
Interim Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael Lunsford, Steve Nave and Tracy Daw, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Lunsford	Interim Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2024
Michael Lunsford

/s/ Steve Nave	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	March 7, 2024
Steve Nave

/s/ Andrew Perlmutter	President and Director	March 7, 2024
Andrew Perlmutter

/s/ Charles Denson	Chairman of the Board and Director	March 7, 2024
Charles Denson

/s/ Diane Irvine	Director	March 7, 2024
Diane Irvine

/s/ Sarah Kirshbaum Levy	Director	March 7, 2024
Sarah Kirshbaum Levy

/s/ Michael Kerns	Director	March 7, 2024
Michael Kerns

/s/ Jesse Jacobs	Director	March 7, 2024
Jesse Jacobs

/s/ Trevor Edwards	Director	March 7, 2024
Trevor Edwards